Exhibit 10.81d

May 30, 2017

Via Certified Mail – Return Receipt Request

Mr. Fred Tomarchio

425 Manchester Road L.L.C.

P.O. Box 55

Glenelg, MD 21737

RE:

Lease Agreement dated January 1, 1998 by and between 425 Manchester Road L.L.C. (“Landlord”) and Monro Muffler Brake, Inc., successor-in-interest to Mr. Tire, Inc. (“Tenant”) for premises situate at 425 Manchester Road, Westminster, MD [MMB #754]

Dear Fred:

Please accept this letter as Monro Muffler Brake, Inc.’s official notification of our intent to renew said lease agreement for the ten-year renewal period commencing April 1, 2018 and expiring March 31, 2028.  The rent for said renewal shall be increased annually by 3% as shown below:

April 1, 2018 - March 31, 2019	$15,351.94
April 1, 2019 - March 31, 2020	$15,812.50
April 1, 2020 - March 31, 2021	$16,286.88
April 1, 2021 - March 31, 2022	$16,775.48
April 1, 2022 - March 31, 2023	$17,278.75
April 1, 2023 - March 31, 2024	$17,797.11
April 1, 2024 - March 31, 2025	$18,331.02
April 1, 2025 - March 31, 2026	$18,880.95
April 1, 2026 - March 31, 2027	$19,447.38
April 1, 2027 - March 31, 2028	$20,030.80

Tenant shall have no renewal options remaining.

Please do not hesitate to contact Mindi Collom at 585-784-3320 if you have any questions relative to the renewal.

Very truly yours,

/s/ John W. Van Heel

John W. Van Heel

CEO & President

JVH:mc